Consent of Independent Registered Public Accounting Firm

Interpace Diagnostics Group, Inc.

Parsippany, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement of our report dated March 21, 2019, relating to the consolidated financial statements, and schedule of Interpace Diagnostics Group, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA LLP

BDO USA, LLP

Woodbridge, New Jersey

October 21, 2019

Consent of Independent Registered Public Accounting Firm

Interpace Diagnostics Group, Inc.

Parsippany, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement of our report dated September 19, 2019, relating to the special purpose financial statements of BioPharma, a business of Cancer Genetics, appearing in the Company’s Current Report on Form 8-K/A filed on September 20, 2019.

/s/ BDO USA LLP

BDO USA, LLP

Woodbridge, New Jersey

October 21, 2019